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                                                                      EXHIBIT 23
                              [Letterhead of KPMG]


The Board of Directors and Shareholders
Chartered Semiconductor Manufacturing Ltd:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Chartered Semiconductor Manufacturing Ltd (the "Company") regarding the Company's Share Option Plan 1999 of our report dated August 12, 1999, except as to Note 26, which is as of October 14, 1999, with respect to the Company's consolidated financial statements included in the Company's Registration Statement on Form F-1, as amended (File No. 333-88397).

/s/ KPMG
KPMG
Singapore

October 28, 1999